CA Technologies Reports First Quarter 2011 Results

•	Revenue $1.091 Billion, Up 3 Percent in Constant Currency and 5 Percent as Reported

•	GAAP EPS $0.43, Up 7 Percent in Constant Currency and Up 16 Percent as Reported

•	Non-GAAP EPS $0.45, Down 1 Percent in Constant Currency and Flat as Reported

•	Reaffirms Revenue, Cash Flow 2011 Fiscal Year Outlook; Increases GAAP and non-GAAP EPS Guidance

ISLANDIA, N.Y., July 21 /PRNewswire-FirstCall/ -- CA Technologies (Nasdaq: CA) today reported financial results for its first quarter ended June 30, 2010.

FINANCIAL OVERVIEW

	First Quarter FY11 vs. FY10
(in millions, except share data)	FY11	FY10	% Change	% Change CC**
Revenue	$1,091	$1,044	5%	3%
GAAP Income from Continuing Operations	$223	$195	14%	5%
Non-GAAP Income from Continuing Operations*	$235	$245	(4%)	(5)%
GAAP Diluted EPS from Continuing Operations	$0.43	$0.37	16%	7%
Non-GAAP Diluted EPS from Continuing Operations*	$0.45	$0.45	0%	(1%)
Cash Flow from Operations	$117	$262	(55%)	(55%)

*Non-GAAP income from continuing operations and earnings per share from continuing operations are non-GAAP financial measures, as noted in the discussion of non-GAAP results below. A reconciliation of non-GAAP financial measures to their comparable GAAP financial measures is included in the tables following this news release.
**CC: Constant Currency

EXECUTIVE COMMENTARY

“In fiscal 2011, our focus is on execution as we grow our core mainframe business and continue to build out our product platforms in virtualization management, service assurance, and identity and access management, which serve as on-ramps to emerging technologies in the cloud and software as a service,” said Chief Executive Officer Bill McCracken. “First quarter revenue and earnings met our expectations and we will continue to make changes to the Company’s operations to improve execution and accelerate the sale of new products.  We believe these actions will help us realize our long-term strategic and financial goals and further unlock shareholder value.

"Customer requirements drive our business model. During the first quarter we introduced more than 20 new products and invested in our CA World user conference, demonstrating  the power of our product portfolio to more than 5,000 customers and prospects,” continued McCracken.  “In addition, to better align the Company with our target markets, we divested certain non-strategic products and created two new organizations – the Customer Solutions Group and the Technology and Development Group.  Working with our existing sales organization, the new organizations will drive collaboration and accountability across the Company, while enabling CA Technologies to deliver even greater customer service and product innovation."

FIRST QUARTER REVENUE AND BOOKINGS

Total revenue growth in the first quarter can be attributed primarily to increased execution of services engagements and revenue associated with the sale of software products obtained through the acquisition of NetQoS, Nimsoft and 3Tera. Bookings were down primarily due to a renewal portfolio that was only about one half of the portfolio available in the year ago period.  Weighted average contract duration was down due to lower scheduled contract renewals in the first quarter of fiscal 2011 compared with the first quarter of fiscal 2010 and a higher percentage of new product transactions that generally are for a shorter duration than renewals of existing contracts.  However, the decrease in duration contributed to current revenue backlog growth compared with the prior year period, which is an important indicator of future revenue levels.

•	Revenue was $1.091 billion, up 3 percent in constant currency and 5 percent as reported.

•
Total revenue backlog was $7.7 billion, up 2 percent in constant currency and flat as reported.  The current portion of revenue backlog was $3.4 billion, up 4 percent in constant currency and 2 percent as reported.

•	North America revenue was $666 million, up 6 percent in constant currency and 7 percent as reported.

•	International revenue was $425 million, down 1 percent in constant currency and up 1 percent as reported.

•	Total bookings in the first quarter were $750 million, down 36 percent in constant currency and 37 percent as reported primarily due to the above mentioned smaller renewal portfolio.

•
The Company signed six license agreements with aggregate values greater than $10 million for a total of $188 million, compared to 13 deals for a total of $634 million in the first quarter of fiscal year 2010. The first quarter of fiscal year 2010 included several contract extensions with terms greater than 4.5 years, four of which had a combined incremental value of approximately $465 million. The majority of these extensions were with managed services providers who traditionally extend contracts for longer than average lengths.

•	The weighted average duration of subscription and maintenance bookings for the quarter was 2.9 years, down from 4.2 years in the prior year period.

•	North America bookings were $459 million, down 40 percent in constant currency and as reported.

•	International bookings were $291 million, down 27 percent in constant currency and 31 percent as reported.

FIRST QUARTER EXPENSES AND MARGIN

Year-over-year GAAP results:

•	Operating expenses, before interest and income taxes, were $767 million, up 8 percent in constant currency and 7 percent as reported.

•	Operating income from continuing operations, before interest and income taxes, was $324 million, down 8 percent in constant currency and flat as reported.

•	Operating margin was 30 percent, down 1 percentage point.

Expenses, operating income from continuing operations, and operating margin for the first quarter were all unfavorably affected by increased costs associated with CA World—the Company’s user conference—and additional costs associated with recently acquired businesses.

Year-over-year non-GAAP results:

•	Operating expenses, before interest and income taxes, were $724 million, up 8 percent in constant currency and 10 percent as reported.

•	Operating income from continuing operations, before interest and income taxes, was $367 million, down 6 percent in constant currency and 5 percent as reported.

•	Operating margin was 34 percent, a decrease of 3 percentage points.

Non-GAAP results also were affected by the increased expenses described above.

In the first quarter, the Company reported a GAAP tax rate of 28 percent and a non-GAAP tax rate of 34 percent.

CASH FLOW FROM OPERATIONS

Cash flow from operations was $117 million compared to $262 million in the prior year. The first quarter of fiscal year 2010 included an upfront cash payment of more than $100 million associated with a large contract renewal. In addition, first quarter 2011 cash flow was affected by the increase in expenses.

CAPITAL STRUCTURE

•	Cash and cash equivalents were $2.476 billion.

•	With $1.558 billion in total debt outstanding, the Company’s net cash position was $918 million.

•
The Company repurchased approximately 2 million shares of stock in the first quarter for a total of $40 million under the stock repurchase program authorized by the Board of Directors in May, 2010.  Between July 1, 2010 and July 20, 2010, the Company purchased an additional 1 million shares at a cost of $20 million.

BUSINESS HIGHLIGHTS

During the first quarter the Company announced:

•	The appointment of Arthur F. Weinbach as its non-executive chairman of the Board.

•
The appointment of two senior executives to further strengthen its management team: David C. Dobson, Executive Vice President and Group Executive, Customer Solutions Group, and Phillip J. Harrington, Jr., Executive Vice President, Risk and Chief Administrative Officer.

•	The divestiture of its non-strategic Information Governance business to Autonomy Corporation plc, a global leader in infrastructure software.

•	A new stock repurchase program that authorizes the Company to buy up to $500 million of its common stock.

•	The return of the Company to the Fortune 500.

OUTLOOK FOR FISCAL YEAR 2011

Beginning in the first quarter of fiscal year 2011, the Company is excluding share-based compensation expense from its non-GAAP financial measures. The following guidance, which represents "forward-looking statements" (as defined below), takes into account the exclusion of share-based compensation expense from future non-GAAP results. To enable fiscal year 2011 guidance for non-GAAP earnings per share from continuing operations to be compared to fiscal year 2010 full year results, the Company provides full fiscal year 2010 results for non-GAAP earnings per share from continuing operations excluding share-based compensation expense below.

The Company reaffirmed its outlook issued on May 13, 2010 for revenue and cash flow and increased guidance for GAAP and non-GAAP earnings per share from continuing operations. The Company also updated projected as reported numbers based on June 30, 2010 exchange rates:

•	Total revenue growth in a range of 3 percent to 5 percent in constant currency. At June 30, 2010 exchange rates, this translates to reported revenue of $4.4 billion to $4.5 billion;

•
GAAP diluted earnings per share growth in constant currency in a range of 5 percent to 13 percent, a two percentage point increase on the top end of previous guidance. At June 30, 2010 exchange rates, this translates to reported diluted earnings per share  of $1.51 to $1.63;

•
Non-GAAP diluted earnings per share growth in constant currency in a range of 7 percent to 14 percent, a two percentage point increase on the top end from pervious guidance. At June 30, 2010 exchange rates, this translates to reported non-GAAP diluted earnings per share of $1.82 to $1.94. Fiscal year 2010 non-GAAP diluted earnings per share from continuing operations was $1.74 excluding share-based compensation expense; and,

•
Cash flow from operations growth in a range of 2 percent to 7 percent in constant currency. At June 30, 2010 exchange rates, this translates to reported cash flow from operations of $1.38 billion to $1.45 billion.

This outlook also assumes no material acquisitions and a partial currency hedge of operating income. The Company also expects a full-year GAAP and non-GAAP tax rate in a range of 33 percent to 34 percent.

The Company anticipates approximately 510 million shares outstanding at fiscal year 2011 year-end, and a weighted average diluted shares outstanding of approximately 511 million for the fiscal year. Guidance does not include the impact from any future stock repurchases.

Webcast

This news release and the accompanying tables should be read in conjunction with additional content that is available on the Company’s website, including a supplemental financial package, as well as a webcast that the Company will host at 5 p.m. ET today to discuss its unaudited first quarter results. The webcast will be archived on the website. Individuals can access the webcast, as well as this press release and supplemental financial information, at http://ca.com/invest or listen to the call at 1-877- 545-1407. The international participant number is 1-719-325-4895.

About CA Technologies

CA Technologies (NASDAQ: CA) is an IT management software and solutions company with expertise across all IT environments – from mainframe and distributed, to virtual and cloud. CA Technologies manages and secures IT environments and enables customers to deliver more flexible IT services. CA Technologies innovative products and services provide the insight and control essential for IT organizations to power business agility. The majority of the Global Fortune 500 relies on CA Technologies to manage evolving IT ecosystems. For additional information, visit CA Technologies at www.ca.com.

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Non-GAAP Financial Measures

This news release, the accompanying tables and the additional content that is available on the Company's website, including a supplemental financial package, includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP metrics for operating expenses, operating income from continuing operations, operating margin, income from continuing operations and diluted earnings per share from continuing operations exclude the following items: non-cash amortization of purchased software and other intangibles, share-based compensation, pre-fiscal year 2010 restructuring and other charges and include the gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter. Non-GAAP income from continuing operations also excludes the interest on convertible bonds. The effective tax rate on GAAP and non-GAAP income from continuing operations is the Company’s provision for income taxes expressed as a percentage of pre-tax GAAP and non-GAAP income from continuing operations, respectively. Such tax rates are determined based on an estimated effective full year tax rate, with the effective tax rate for GAAP generally including the impact of discrete items in the period such items arise and the effective tax rate for non-GAAP income from continuing operations generally allocating the impact of discrete items pro rata to the fiscal year’s remaining reporting periods. Non-GAAP adjusted cash flow excludes restructuring and other payments. Free cash flow excludes capital expenditures. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.  To present this information, current and comparative prior period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate in effect on March 31,  2010, which was the last day of our prior fiscal year.  Constant currency excludes the impacts from the Company's hedging program.  The constant currency calculation for annualized subscription and maintenance bookings is calculated by dividing the subscription and maintenance bookings in constant currency by the weighted average subscription and maintenance duration in years. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and cash flows, to competitors' operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures, which are attached to this news release.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication (such as statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) constitute "forward-looking statements" that are based upon the beliefs of, and assumptions made by, the Company's management, as well as information currently available to management. These forward-looking statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to achieve success in the Company’s strategy by, among other things, increasing sales in new and emerging enterprises and markets, enabling the sales force to sell new products and Software-as-a-Service offerings and improving the Company’s brand in the marketplace; global economic factors or political events beyond the Company's control; general economic conditions, including concerns regarding a global recession and credit constraints, or unfavorable economic conditions in a particular region, industry or business sector; failure to expand channel partner programs; the ability to adequately manage and evolve financial reporting and managerial systems and processes; the ability to successfully acquire technology and software that are consistent with our strategy and integrate acquired companies and products into existing businesses; competition in product and service offerings and pricing; the ability to retain and attract qualified key personnel; the ability to adapt to rapid technological and market changes; the ability of the Company’s products to remain compatible with ever-changing operating environments; access to software licensed from third parties, third-party code and specifications for the development of code; use of software from open source code sources; discovery of errors in the Company's software and potential product liability claims; significant amounts of debt and possible future credit rating changes; the failure to protect the Company's intellectual property rights and source code; fluctuations in the number, terms and duration of our license agreements as well as the timing of orders from customers and channel partners; reliance upon large transactions with customers; risks associated with sales to government customers; breaches of the Company’s software products and the Company’s and customers’ data centers and IT environments; access to third-party microcode; third-party claims of intellectual property infringement or royalty payments; fluctuations in foreign currencies; failure to successfully execute restructuring plans; successful outsourcing of various functions to third parties; potential tax liabilities; and these factors and the other factors described more fully in the Company's filings with the Securities and Exchange Commission.  The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Copyright © 2010 CA, Inc. All Rights Reserved. One CA Plaza, Islandia, N.Y. 11749. All other trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:	Dan Kaferle	Kelsey Doherty
	Public Relations	Investor Relations
	(631) 342-2111	(212) 415-6844
	daniel.kaferle@ca.com	kelsey.doherty@ca.com

Table 1
CA Technologies
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	June 30,
Revenue	2010	2009
Subscription and maintenance revenue	$961	$941
Professional services	78	70
Software fees and other	52	33
Total revenue	1,091	1,044
Expenses
Costs of licensing and maintenance	77	66
Cost of professional services	71	66
Amortization of capitalized software costs	45	33
Selling and marketing	299	280
General and administrative	117	110
Product development and enhancements	128	117
Depreciation and amortization of other intangible assets	44	38
Other (gains) expenses, net	(11)	7
Restructuring and other	(3)	2
Total expenses before interest and income taxes	767	719
Income from continuing operations before interest and income taxes	324	325
Interest expense, net	13	17
Income from continuing operations before income taxes	311	308
Income tax expense	88	113
INCOME FROM CONTINUING OPERATIONS	223	195
Loss from discontinued operations, net of income taxes	6	-
NET INCOME	$217	$195

Basic income (loss) per share
Income from continuing operations	$0.43	$0.37
Loss from discontinued operations	(0.01)	-
Net Income	$0.42	$0.37
Basic weighted average shares used in computation	510	516

Diluted income (loss) per share
Income from continuing operations	$0.43	$0.37
Loss from discontinued operations	(0.01)	-
Net Income	$0.42	$0.37
Diluted weighted average shares used in computation	511	540

Certain balances have been revised to reflect the discontinued operations associated with the sale of the Information Governance business.

Table 2
CA Technologies
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	June 30,	March 31,
	2010	2010

Cash and cash equivalents	$2,476	$2,583
Trade and installment accounts receivable, net	638	931
Deferred income taxes - current	260	360
Other current assets	219	116

Total current assets	3,593	3,990
Installment accounts receivable, due after one year, net	-	46
Property and equipment, net	438	452
Goodwill	5,567	5,667
Capitalized software and other intangible assets, net	1,190	1,150
Deferred income taxes - noncurrent	313	355
Other noncurrent assets, net	190	178

Total assets	$11,291	$11,838

Current portion of long-term debt and loans payable	$15	$15
Deferred revenue (billed or collected) - current	2,276	2,555
Deferred income taxes - current	47	51
Other current liabilities	700	967

Total current liabilities	3,038	3,588

Long-term debt, net of current portion	1,543	1,530
Deferred income taxes - noncurrent	133	134
Deferred revenue (billed or collected) - noncurrent	962	1,068
Other noncurrent liabilities	513	535

Total liabilities	6,189	6,855

Common stock	59	59
Additional paid-in capital	3,577	3,657
Retained earnings	3,557	3,361
Accumulated other comprehensive loss	(163)	(130)
Treasury stock	(1,928)	(1,964)

Total stockholders’ equity	5,102	4,983

Total liabilities and stockholders’ equity	$11,291	$11,838

Table 3
CA Technologies
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)
	Three Months Ended
	June 30,
	2010	2009
OPERATING ACTIVITIES:
Net income	$217	$195
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	89	73
Provision for deferred income taxes	116	6
Provision for bad debt	3	-
Share based compensation expense	19	27
Amortization of discount on convertible debt	-	8
Asset impairments and other non-cash charges	5	1
Foreign currency transaction gains	(2)	-
Changes in other operating assets and liabilities, net of effect of acquisitions:
Decrease in trade and installment accounts receivable, net	326	239
Decrease in deferred revenue	(310)	(94)
Decrease in taxes payable, net	(191)	(75)
Decrease in accounts payable, accrued expenses and other	(4)	(14)
Decrease in accrued salaries, wages and commissions	(105)	(63)
Decrease in restructuring liabilities	(34)	(19)
Changes in other operating assets and liabilities	(12)	(22)
NET CASH PROVIDED BY OPERATING ACTIVITIES	117	262
INVESTING ACTIVITIES:
Acquisitions, primarily businesses, net of cash acquired,
and purchased software	(9)	(3)
Purchases of property and equipment	(25)	(25)
Cash proceeds from divestiture of assets	16	-
Capitalized software development costs	(42)	(37)
Other investing activities	(16)	(2)
NET CASH USED IN INVESTING ACTIVITIES	(76)	(67)
FINANCING ACTIVITIES:
Dividends paid	(21)	(21)
Purchases of common stock	(55)	-
Debt repayments	(3)	(1)
Exercise of common stock options and other	4	-
NET CASH USED IN FINANCING ACTIVITIES	(75)	(22)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS BEFORE
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(34)	173
Effect of exchange rate changes on cash	(73)	93
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(107)	266
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,583	2,712
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,476	$2,978

Table 4
CA Technologies
Constant Currency Summary
(in millions)
(unaudited)

	Three Months Ended June 30,
	2010	2009	% Increase (Decrease) in $ US	% Increase (Decrease) in Constant Currency (1)

Bookings	$750	$1,192	(37%)	(36%)

Revenue:
North America	$666	$625	7%	6%
International	425	419	1%	(1%)
Total revenue	$1,091	$1,044	5%	3%

Revenue:
Subscription and maintenance	$961	$941	2%	1%
Professional services	78	70	11%	11%
Software fees and other	52	33	58%	51%
Total revenue	$1,091	$1,044	5%	3%

Total expenses before interest and income taxes:
Total Non-GAAP (2)	$724	$657	10%	8%
Total GAAP	$767	$719	7%	8%

(1)
Constant currency information is presented to provide a framework to assess how the underlying businesses performed excluding the effect of foreign currency rate fluctuations.  To present this information, current and comparative prior period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate in effect on March 31, 2010, which was the last day of fiscal year 2010.  Constant currency excludes the impacts from the Company's hedging program.

(2)	Refer to Table 6 for a reconciliation of total expenses before interest and income taxes on a GAAP basis to total expenses before interest and income taxes on a non-GAAP basis.

Certain balances have been revised to reflect the discontinued operations associated with the sale of the Information Governance business.

Table 5
CA Technologies
Reconciliation of GAAP Results to Non-GAAP Net Income
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	June 30,
	2010	2009

Total revenue	$1,091	$1,044
Total expenses before interest and income taxes	767	719

Income from continuing operations before interest and
income taxes (1)	324	325
GAAP Operating Margin (% of revenue)	30%	31%

Non-GAAP operating adjustments:
Purchased software amortization	22	13
Intangibles amortization	16	13
Share-based compensation	19	27
Restructuring and other (2)	-	2
Hedging (gains)/losses, net (3)	(14)	7
Total non-GAAP operating adjustments	43	62
Non-GAAP income from continuing operations before
interest and income taxes	367	387
Non-GAAP Operating Margin (% of revenue)	34%	37%

Interest expense, net	13	17
Interest on dilutive convertible bonds	-	(10)
Non-GAAP income from continuing operations before
income taxes	354	380

Income tax expense (4)	119	135

Non-GAAP income from continuing operations (5)	$235	$245

Non-GAAP diluted EPS from continuing operations (5)(6)	$0.45	$0.45
Diluted weighted average shares used in
computation (6)	511	540

(1)	See the Condensed Consolidated Statements of Operations on Table 1 for a bridge from income from continuing operations before interest and income taxes to income from continuing operations.

(2)	Excludes $3 of benefit related to the Fiscal 2010 restructuring plan for the three months ended June 30, 2010.

(3)	Consists of gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter.

(4)
The effective tax rate on non-GAAP income from continuing operations is the Company's provision for income taxes expressed as a percentage of non-GAAP income from continuing operations before income taxes.  Such tax rates are determined based on an estimated effective full year tax rate after the adjustments for the impacts of certain discrete items (such as changes in tax rates, reconciliations of tax returns to tax provisions and resolutions of tax contingencies).

(5)
Non-GAAP income from continuing operations and the number of shares used in the computation of non-GAAP diluted EPS from continuing operations have been adjusted to reflect the dilutive impact of the Company’s 1.625% Convertible Senior Notes and stock awards outstanding for the period ending June 30, 2009.

(6)
The calculation of the non-GAAP diluted EPS from continuing operations includes certain adjustments required by ASC 260-10-45 which treats certain stock awards as participating securities for the computation of earnings per share.  As a result, non-GAAP diluted EPS from continuing operations may not equal the non-GAAP income from continuing operations divided by the diluted weighted average shares.

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Certain balances have been revised to reflect the discontinued operations associated with the sale of the Information Governance business.

Table 6
CA Technologies
Reconciliation of GAAP to Non-GAAP
Operating Expenses and Diluted Earnings per Share
(in millions)
(unaudited)

	Three Months Ended
	June 30,
Operating Expenses	2010	2009

Total expenses before interest and income taxes	$767	$719

Non-GAAP operating adjustments:
Purchased software amortization	22	13
Intangibles amortization	16	13
Share-based compensation	19	27
Restructuring and other	-	2
Hedging (gains)/losses, net (1)	(14)	7
Total non-GAAP operating adjustments	43	62

Total non-GAAP operating expenses	$724	$657

	Three Months Ended
	June 30,
Diluted EPS from Continuing Operations	2010	2009

GAAP diluted EPS from continuing operations	$0.43	$0.37

Non-GAAP adjustments, net of taxes
Purchased software and intangibles amortization	0.05	0.03
Share-based compensation	0.02	0.03
Restructuring and other	-	-
Hedging (gains)/losses, net (1)	(0.02)	0.01
Non-GAAP effective tax rate adjustments (2)	(0.03)	0.01

Non-GAAP diluted EPS from continuing operations	$0.45	$0.45

(1)	Consists of gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter.

(2)
The effective tax rate on non-GAAP income from continuing operations is the Company's provision for income taxes expressed as a percentage of non-GAAP income from continuing operations before income taxes.  Such tax rates are determined based on an estimated effective full year tax rate after the adjustments for the impacts of certain discrete items (such as changes in tax rates, reconciliations of tax returns to tax provisions and resolutions of tax contingencies).

Refer to the discussion of Non-GAAP financial measures included in the accompanying press release for additional information.

Certain balances have been revised to reflect the discontinued operations associated with the sale of the Information Governance business.

Table 7
CA Technologies
Effective Tax Rate Reconciliation
GAAP and Non-GAAP
(in millions)
(unaudited)

	Three Months Ended
	June 30, 2010
	GAAP	Non-GAAP

Income from continuing operations before income taxes (1)	$311	$354

Statutory tax rate	35%	35%

Tax at statutory rate	109	124

Adjustments for discrete and permanent items (2)	(21)	(5)

Total tax expense	$88	$119

Effective tax rate (3)	28.3%	33.5%

(1)
Refer to Table 5 for a reconciliation of income from continuing operations before interest and income taxes on a GAAP basis to income from continuing operations before income taxes on a non-GAAP basis.

(2)
The effective tax rate for GAAP generally includes the impact of discrete and permanent items in the period such items arise, whereas the effective tax rate for non-GAAP generally allocates the impact of such items pro rata to the fiscal year's remaining reporting periods.

(3)
The effective tax rate on GAAP and non-GAAP income from continuing operations is the Company's provision for income taxes expressed as a percentage of GAAP and non-GAAP income from continuing operations before income taxes, respectively.  Such tax rates are determined based on an estimated effective full year tax rate after the adjustments for the impacts of certain discrete items (such as changes in tax rates, reconciliations of tax returns to tax provisions and resolutions of tax contingencies).

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.

Certain balances have been revised to reflect the discontinued operations associated with the sale of the Information Governance business.

Table 8
CA Technologies
Reconciliation of Projected GAAP Earnings per Share to
Projected Non-GAAP Earnings per Share
(unaudited)

	Fiscal Year Ending
	March 31, 2011

Projected GAAP Diluted EPS From Continuing Operations Range	$1.51	to	$1.63

Non-GAAP Adjustments, Net of Taxes:
Purchased Software and Intangibles Amortization	0.19		0.19
Share-based Compensation	0.12		0.12

Non-GAAP Projected Diluted Operating EPS From Continuing Operations Range	$1.82	to	$1.94

Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.